UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 13, 2026

Date of Report (Date of earliest event reported)

LINGERIE FIGHTING CHAMPIONSHIPS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	84-1609495
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

6955 North Durango Drive, Suite1115-129, Las Vegas, NV	89149
(Address of principal executive offices)	(Zip Code)

+1 (702) 505-0743

(Registrant’s telephone number, including area code)

______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on which Registered:
Common Stock Par Value $0.001 per share	BOTY	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to the Articles of Incorporation

On Thursday March 5, 2026, the Registrant filed an amended and restated set of Articles of Incorporation with the Secretary of State of Nevada. The amended and restated articles increase the Registrant’s authorized common shares from 1,000,000 with par value $0.001 to 20,000,000 with par value $0.001.

Item 8.01 Other Events

On January 30, 2026, FINRA OTC Corporate Actions approved a 1 for 10,000 reverse split of the Registrant’s common stock. The shares began trading on a split-adjusted basis on February 2nd, 2026. A press release on this matter was published on January 30, 2026.

Item 9.01 Exhibit List

The material transaction documents include,

Exhibit 9.01	Amended and Restated Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 16, 2025	By: LINGERIE FIGHTING CHAMPIONSHIPS, INC.

/s/ Shaun E. Donnelly
Name: Shaun E. Donnelly
Title: President and Chief Executive Officer

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